EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Golden Phoenix Minerals, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Thomas Klein, Chief Executive Officer, and J. Roland Vetter, Chief Financial Officer, on the date indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 21, 2011	By: /s/ Thomas Klein
Thomas Klein
Chief Executive Officer
(Principal Executive Officer)

Date: November 21, 2011	By: /s/ J. Roland Vetter
J. Roland Vetter
Chief Financial Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Golden Phoenix Minerals, Inc. and will be retained by Golden Phoenix Minerals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.